UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 14, 2018

TAYLOR MORRISON HOME CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ 85251
(Address of principal executive offices)
(480) 840-8100
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Outstanding Equity Awards

On June 14, 2018, the Compensation Committee of the Board of Directors of Taylor Morrison Home Corporation (the "Company") approved a form of omnibus amendment (the "Omnibus Amendment") to the Company's outstanding restricted stock unit agreements and employee nonqualified option award agreements (other than agreements in respect of equity awards to the Company's non-employee directors) under its 2013 Omnibus Equity Award Plan (as amended, the "Equity Plan").  The Omnibus Amendment amends the Company's outstanding awards under the Equity Plan as follows:

•
Upon a "change in control" (as defined in the Equity Plan), all performance goals applicable to restricted stock units that vest based on both the completion of a period of service and the satisfaction of a performance condition ("PSUs") will be deemed achieved at the "target" level, and grantees will be eligible to vest in the PSUs on the last date of the applicable service period, subject to each grantee's continued employment.  However, if a grantee is terminated (x) without "cause" (as defined in the Omnibus Amendment) at any time following the execution of a definitive agreement with a third party that, if consummated, would result in a "change in control," or (y) without "cause" or resigns for "good reason" (as defined in the Omnibus Amendment) within 24 months following a "change in control" (a "Double-Trigger Termination"), then the grantee will vest in the PSUs on the date of termination (or the date of the "change in control," if later).  For NEOs (as defined below), this treatment applies on any CIC Qualifying Termination (as defined below).

•
With respect to PSUs granted on or after February 12, 2018 (but prior to the approval of the Omnibus Amendment), grantees will continue to be eligible to vest in PSUs earned at the end of the applicable performance period (based on actual performance) upon an Eligible Retirement.  An "Eligible Retirement" is a retirement by a grantee that is at least 12 months following the applicable grant date at a time when (i) he or she has completed a minimum of 5 years of employment with the Company and its subsidiaries and attained at least 55 years of age, and (ii) his or her age plus years of consecutive employment equals at least 70.

•
Upon a Double-Trigger Termination (or, for NEOs, a CIC Qualifying Termination), a grantee will vest in full in any outstanding restricted stock units that vest solely based on completion of a period of service ("RSUs") and in any outstanding stock option awards.

•
Upon an Eligible Retirement, grantees will vest in full in (i) any outstanding RSUs that were granted on or after February 12, 2018 (but prior to the approval of the Omnibus Amendment), and (ii) any outstanding stock options that were granted on or after February 12, 2018 (but prior to the approval of the Omnibus Amendment).  A grantee will have 1 year following the date of an Eligible Retirement to exercise any such stock options.

For the avoidance of doubt, the Omnibus Amendment applies to all outstanding stock option, RSU, and PSU awards as of the date of the approval of the Omnibus Amendment, including stock option, RSU and PSU awards held by our named executive officers.

The foregoing description of the Omnibus Amendment is subject to, and qualified in its entirety by,  the full text of the Omnibus Amendment, which will be filed as an exhibit to Company's Quarterly Report on Form 10-Q with respect to the second quarter of 2018, and is incorporated herein by reference.
Amended and Restated NEO Employment Agreements
On June 14, 2018, Taylor Morrison, Inc. ("TMI"), a Delaware corporation and an indirect, wholly owned subsidiary of the Company, entered into amended and restated employment agreements with each of its named executive officers: Sheryl D. Palmer, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, C. David Cone, the Company's Executive Vice President and Chief Financial Officer, and Darrell C. Sherman, the Company's Executive Vice President, Chief Legal Officer and Secretary (each, an "NEO," and each such agreement, an "NEO Employment Agreement"), which supersede and replace each NEO's prior employment agreement. Except for the material amendments described below, the terms of the NEO Employment Agreements are substantially consistent with the terms of each NEO's prior employment agreement (each as amended from time to time) as previously filed as exhibits to the Company's Form 10-K filed on February 21, 2018.

Pursuant to the NEO Employment Agreements, each NEO will continue to be employed in his or her current role.  In addition, during her term of employment, Ms. Palmer will be nominated for re-election as a director on the Company's Board of Directors (the "Board") upon each expiration of her term as a director. The NEO Employment Agreements were updated to reflect the current base salaries of Ms. Palmer, Mr. Cone, and Mr. Sherman, which are $1,000,000, $550,000, and $475,000, respectively. The NEO Employment Agreements were also updated to reflect the current annual bonus opportunities of Ms. Palmer, Mr. Cone, and Mr. Sherman (with a target bonus of 200% of base salary for Ms. Palmer and 150% of base salary for Messrs. Cone and Sherman).
In addition, each NEO Employment Agreement provides that (i) with respect to any equity awards granted to an NEO that vest based on the achievement of performance goals ("Performance Awards"), upon a "change in control" (as defined in the Equity Plan), all applicable performance goals will be deemed achieved at the "target" level and such NEO will be eligible to vest in each such Performance Award on the last date of the service period applicable to such award, subject to the NEO's employment through that date (with vesting accelerated upon a CIC Qualifying Termination, as defined below), and (ii) upon a CIC Qualifying Termination, an NEO will vest in any equity awards, other than Performance Awards, that he or she then has outstanding.
Under the NEO Employment Agreements, upon a termination without "cause" or a resignation for "good reason" (each as defined in the NEO Employment Agreements), in addition to receiving his or her accrued but unpaid base salary, benefits, vacation pay, reimbursable expenses, and annual bonus earned in respect of a prior year (together, the "Accrued Benefits"), each NEO would be entitled to receive, subject to execution of a release of claims, (a) 12 months (30 months, in the case of Ms. Palmer) of continued base salary, (b) a 12-month (30-month, for Ms. Palmer) COBRA subsidy, (c) a prorated annual bonus for the year of termination, based on actual performance, and (d) up to 12 months of outplacement assistance.  However, if such termination occurs at any time (x) following the execution of a definitive agreement with a third party that, if consummated, would result in a "change in control" (as defined in the Equity Plan), but before such transaction is consummated (and subject to such consummation), or (y) within 24 months following a "change in control" ((x) or (y), as applicable, a "CIC Qualifying Termination"), then the payments in clause (a) are instead a lump sum payment equal to 1.5 times (2.5 times for Ms. Palmer) the sum of an NEO's base salary and the higher of his or her target bonus or average annual bonus paid in or payable in respect of (whichever results in a higher average) the 3 completed calendar years that preceded the date of termination, and the prorated bonus in clause (c) will be prorated based on target.
The foregoing description of each NEO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each NEO Employment Agreement, which will be filed as exhibits to Company's Quarterly Report on Form 10-Q with respect to the second quarter of 2018, and are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: June 15, 2018